MEMORANDUM AND ARTICLES OF ASSOCIATION OF Force International Holdings Limited ________________________________________ Incorporated the 19th day of April 2012 ________________________________________

No.1232657

[COPY]

COMPANIES REGISTRY

CERTIFICATE OF INCORPORATION

__________________________

I hereby certified that

Force International Holdings Limited

is this day incorporated in Hong Kong under the Companies Ordinance

(Chapter 32 of the Laws of Hong Kong) and that this company is limited.

Issued on 19 April 2012.

(Sd.) Ms Ada L L CHUNG

Ms Ada L L CHUNG

…………………………………

Registrar of Companies

Hong Kong Special Administrative Region

Note:

Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.

THE COMPANIES ORDINANCE (CHAPTER 32)

________________________________

Private Company Limited by Shares

________________________________

MEMORANDUM OF ASSOCIATION

OF

Force International Holdings Limited

_________________

First:- The name of the Company is “Force International Holdings Limited”.

Second:- The Registered Office of the Company will be situated in Hong Kong.

Third:- The liability of the Members is limited.

Fourth:- The Share Capital of the Company is HK$250,000,000 divide into 50,000,000 Class A shares of HK$1.00 each and 200,000,000 Class B shares of HK$1.00 each with the power for the company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privileges, or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of share, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

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We, the undersigned, whose names, address and descriptions are hereto given below, wish to from a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:-

Names, Address and Descriptions of Founder Members	Number of Shares taken by each Founder Members
(Sd.) Tomoo YOSHIDA 2547-21, Fuke, Misaki-cho, Sennan-Gun, Osaka-Fu, Japan (Merchant) (Sd.) Keiichi KOGA 5-12-3501, Banzai-cho, Kita-ku, Osaka, Japan (Merchant)	1 Class A shares 1 Class A shares
Total Number of Shares Taken…….	2 Class A shares

THE COMPANIES ORDINANCE (CHAPTER 32)

________________________________

Private Company Limited by Shares

________________________________

MEMORANDUM OF ASSOCIATION

OF

Force International Holdings Limited

_________________

Preliminary

1.	The regulations contained in Table”A” in the First Schedule to the Companies Ordinance (Chapter 32) shall apply to the Company save in so far as they are hereby expressly excluded or modified. In case of conflict or inconsistency between the provisions of Table “A” and those present herein, the provisions contained shall prevail.

2.	The Company is a private company and accordingly :-

(a)	the right to transfer shares is restricted in manner hereinafter prescribed;

(b)	the number of members of the company (exclusive of persons who are in the employment of the company and of persons who having been formerly in the employment of the Company were while in such employment and have continued after the determination of such employment to be members of the company) is limited to fifty. Provided that where two or more persons hold one or more shares in the company jointly they shall for the purpose of this Article be treated as a single member;

(c)	any invitation to the public to subscribe for any shares or debentures of the company is prohibited.

Share Capital

3.	Notwithstanding any provision of Table “A” in the First Schedule to the Companies Ordinance, Class B shares shall confer on the holders thereof the rights and privileges and be subject to the restrictions and provisions following, namely:-

(a)	Holders of Class B shares shall not be entitled to convene, receive notice of or to attend or vote or demand a poll at or count towards the quorum of any general meeting of the Company.

(b)	Holders of Class B shares shall not be entitled to receive copies of any balance sheet (including any document required by law to be annex thereto) which is to be laid before the Company in general meeting, any Directors’ report or auditors’ report.

Transfer of Shares

4.	The Directors may decline to register any transfer of shares to any person without giving any reason therefor. The Directors may suspend the registration of transfers during the twenty-one days immediately preceding the Annual General Meeting in each year. The Director may decline to register any instrument of transfer, unless (a) a fee not exceeding five dollars is paid to the Company in respect thereof, and (b) the instrument of transfer is accompanied by the Certificate of the share to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

Chairman of Directors

5.	The Directors may elect a chairman of their meetings, and determine the period for which he is to hold office, and unless otherwise determined the chairman shall be elected annually. If no chairman is elected, or if at any meeting the chairman is not present within half an hour of the time appointed for holding the same, the Directors present shall choose someone of their number to be the chairmen of such meeting.

6.	Unless the company in general meeting shall determine a higher number, the minimum number of directors shall not be less than one and there shall be no maximum number of directors. The first directors are the person named as the directors in the incorporation from submitted in respect of the company pursuant to the Companies Ordinance.

7.	A Director who is about to go away from or is absent from Hong Kong may with the approval of the majority of the other Directors nominate any person to be his substitute and such substitute whilst he holds office as such shall be entitled to notice of Meetings of Directors and to attend and vote thereat accordingly and he shall ipso facto vacate office if and when the appointor returns to Hong Kong or vacate office as a Director or removes the substitute from office and any appointment and removal under this Article shall be effected by notice in writing under the hand of or by cable from the Director making the same. A Director may appoint (subject as above provided) one of the other Directors to be his substitute who shall thereupon be entitled to exercise (in addition to his own right of voting as a Director) such appointor’s rights at Meeting of the Directors.

8.	At the Annual General Meeting to be held next after the adoption of these Articles and at every succeeding Annual General Meeting all Directors, except Permanent Directors if any are appointed, shall retire from office and shall be eligible for re-election.

9.	A Director shall not require any qualification shares.

10.	The office of a Director shall be vacated if the Director:-

(a)	resigns his office by notice in wring to the Company; or

(b)	becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)	becomes of unsound mind.

11.	(a) No Director shall be disqualified from his office by contracting with the Company, nor shall any such contract or any contract entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contact by reason only of such Director holding that office, or of the fiduciary relations thereby established but it is declared that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract is determined on if his interest then exists, or, in any other case, at the first meeting of the Directors after the acquisition of his interest. A Director may vote in respect of any contract or arrangement in which he is interested.

(b)	A Director of the Company may be or become a Director of any company promoted by this Company or in which it may be interested as a vendor, shareholder or otherwise and no such Director shall be accountable for any benefit received as a Director or shareholder of such company.

12.	(a) The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit and determine the quorum necessary for the transaction of business.

(b)        Until otherwise determined, two Directors shall constitute a quorum.

(c)	If the Company has only one Director, that Director may at any time summon a meeting of the Directors, the provisions hereafter contained for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of the Directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purpose.

13.	Any casual vacancy occurring in the Board of Directors may be filled up by the Directors, but the person so chosen shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

14.	Subject to the provisions of Article 6 hereof, the Director shall have power at any time, and from time to time, to appoint a person as an additional Director who shall retire from office at the next following Annual General Meeting, but shall be eligible for election by the Company at that meeting as an additional Director.

15.	The Company may by ordinary resolution remove any Director and may by an ordinary resolution appoint another person in his stead. The person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

16.	Any Resolution of the Board of Directors in writing signed by the majority of the Directors, in whatsoever part of the world they may be, shall be valid and binding as a resolution of the Directors provided that notice shall have been given to all the Directors of the Company capable of being communicated with conveniently according to the last notification of address by each such Director given of the Registered Office of the Company.

17.	Where any notice is required either by these Articles, by Table “A”, by the Ordinance or otherwise, to be given to any Director or to any Member of the Company and where any consent, agreement, signature, notice by or authority from any Director or Member of the Company shall be valid if given by cable or by mail. This clause shall not apply to Special Resolutions.

Power of Directors

18.	The Directors, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company in General Meeting subject nevertheless to the provisions of the Companies Ordinance (Chapter 32), to these Articles, and to any regulations from time to time made by the Company in General Meetings, provided that no such regulation so made shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.

19.	Without prejudice to the general powers conferred by the preceding Article and the other powers conferred by these Articles, it is hereby expressly declared that the Directors shall have the following powers, that is to say, power: -

(a)	To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company.

(b)	To purchase or otherwise acquire for the Company or sell or otherwise dispose of any property, rights or privileges which the Company is authorised to acquire at such price and generally on such terms and conditions as they shall think fit.

(c)	To engage, suspend or dismiss the employees of the Company, and to fix and vary their salaries or emoluments.

(d)	To institute, conduct, defend, compromise or abandon any legal proceedings by or against the Company or its officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company.

(e)	To refer any claims or demands by or against the Company to arbitration and observe and perform the awards.

(f)	To make and give receipts, release and other discharges for moneys payable to the Company, and for claims and demands of the Company.

(g)	To invest, lend or otherwise deal with any of the moneys or property of the Company in such manner as they think fit having regard to the Company’s Memorandum of Association and from time to time to vary or realise any such investment.

(h)	To borrow money on behalf of the Company, and to pledge, mortgage or hypothecate any of the property of the Company.

(i)	To open a current account with themselves for the Company and to advance any money to the Company with or without interest and upon such terms and conditions as they shall think fit.

(j)	To enter into all such negotiations and contracts and rescind and vary all such contracts and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient for, or in relation to, any of the matters aforesaid, or otherwise for the purposes of the Company.

(k)	To give to any Director, officer or other person employed by the Company a commission on the profits of any particular business or transaction, and such commission shall be treated as part of the working expenses of the Company, and to pay commissions and make allowances (either by way of a share in the general profits of the Company or otherwise) to any person introducing business to the Company or otherwise promoting or servings the interest thereof.

(l)	To sell, improve, manage, exchange, lease, let, mortgage or turn to account all or any part of the land, property, rights and privileges of the Company.

(m)	To employ, invest or otherwise deal with any Reserve Fund or Reserve Funds in such manner and for such imposes as the Directors may think fit.

(n)	To execute, in the name and on behalf of the Company, in favour of any Director or other person who may incur or be about to incur any personal liability of the benefit of the Company, such mortgage of the Company’s property (present or future) as they think fit, and any such mortgage may contain a power of sale and such other powers, covenants and provision as shall be agreed upon.

(o)	From time to time to provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as they think fit.

(p)	From time to time to make, vary or repeal rules and by-laws for the regulation of the business of the Company, its offices and servants.

(q)	To delegate any or all of the powers herein to any Director or other person or persons as the Director may at any time think fit.

20.	Clause 81 of Table “A” shall not apply.

Seal and Cheques

21.	The Seal of the Company shall be kept by the Board of Directors and shall not be used except with their authority.

22.	Every document required to be sealed with the Seal of the Company shall be deemed to be properly executed if sealed with the Seal of the Company and signed by the Chairman of the Board of Directors, or such person or persons as the Board may from time to time authorised for such purpose.

23.	All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, shall be made, signed, drawn, accepted and endorsed, or otherwise executed by the person or persons from time to time authorised by a resolution of the Board of Directors.

General Meetings

24.	For all purposes, the quorum for all general meetings shall be two members personally present and holding either in his own right or by proxy at least one-tenth of the paid-up capital of the Company. Notwithstanding any provision herein, one member shall constitute a quorum for a meeting of a company having only one member. No business shall be transacted at any General Meetings unless the requisite quorum be present at the commencement of the business.

25.	A resolution in writing signed by all the members or the sole member shall be as valid and effectual as a resolution passed at a general meeting duly convened and held.

Votes of Members

26.	All voting of members holding Class A shares in respect of any matter or matters shall be by poll and every member holding Class A shares present in person or by proxy shall have one vote for each Class A share of which he is the holder.

Division of Profits

27.	The net profits of the Company in each year shall be applied in or towards the formation of such reserve fund or funds and in or towards the payment of such dividends and bonuses as the Directors subject to the approval of the Company in General Meeting may direct.

28.	No dividend shall be payable except out of the profits of the Company, and no dividend shall carry interest as against the Company.

29.	A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

30.	If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or for other moneys payable in respect of such share.

31.	The Directors may retain any dividends payable on shares on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exist.

32.	All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for benefit of the Company until claimed.

Secretary

33.	The First Secretary of the Company shall be Hong Kong Navigator Consultants Limited who may resign from this office upon giving notice to Company of such intention and such resignation shall take effect upon the expiration of such notice or its earlier acceptance. Where the Company has only one Director, that Director shall not also be the Secretary of the Company.

Notice

34.	Any notice required to be given to the shareholders under these Articles may be in Chinese or English or both.

Names, Address and Descriptions of Founder Members
(Sd.) Tomoo YOSHIDA 2547-21, Fuke, Misaki-cho, Sennan-Gun, Osaka-Fu, Japan (Merchant) (Sd.) Keiichi KOGA 5-12-3501, Banzai-cho, Kita-ku, Osaka, Japan (Merchant)